SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

HALLMARK FINANCIAL SERVICES, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

       HALLMARK FINANCIAL SERVICES, INC.

777 Main Street, Suite 1000

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 31, 2018

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Shareholders of Hallmark Financial Services, Inc. (the “Company”) will be held in the Training Center on the Concourse Level at 777 Main Street, Fort Worth, Texas, at 10:00 a.m., Central Daylight Time, on Thursday, May 31, 2018, for the following purposes:

1.	To elect four directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	To conduct an advisory vote approving the Company’s compensation of its named executive officers; and

3.	To transact such other business that may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on April 6, 2018, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All shareholders of the Company are cordially invited to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ JEFFREY R. PASSMORE

Jeffrey R. Passmore, Secretary

Dated: April 27, 2018

Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet in accordance with the instructions on the enclosed proxy card or voting instruction card. If you attend the meeting, you may revoke your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting To Be Held on May 31, 2018

The 2018 Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2017 are available at www.hallmarkgrp.com/index.php/page/index/annual-report-and-proxy-information.

HALLMARK FINANCIAL SERVICES, INC.

777 Main Street, Suite 1000

Fort Worth, Texas 76102

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 31, 2018

_______________________

SOLICITATION AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Hallmark Financial Services, Inc., a Nevada corporation (the “Company”), to be voted at the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 31, 2018, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”), and at any adjournment thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated on the proxy, the shares represented thereby will be voted FOR the election of each of the nominees for director, FOR the approval of the Say-On-Pay Resolution (defined below), and in the discretion of the proxy holder on any other matter that may properly come before the meeting.

Submitting a proxy will not affect a shareholder’s right to vote in person at the Annual Meeting. Any shareholder who gives a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by substituting a new proxy executed on a later date, or by making a written request in person at the Annual Meeting that the proxy be returned. However, mere attendance at the Annual Meeting will not revoke the proxy.

All expenses of preparing, assembling and mailing this Proxy Statement and the enclosed materials and all costs of soliciting proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone or in person. Such officers and employees who solicit proxies will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares they hold, and the Company may reimburse them for reasonable out-of-pocket expenses they incur in forwarding these materials.

The principal executive offices of the Company are located at 777 Main Street, Suite 1000, Fort Worth, Texas 76102. The Company's mailing address is the same as that of its principal executive offices.

This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders on or about April 27, 2018. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2017, is enclosed herewith. Such Annual Report does not constitute a part of the materials used for the solicitation of proxies.

PURPOSES OF THE MEETING

At the Annual Meeting, the shareholders of the Company will consider the following matters:

1.	Election of four directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	An advisory vote on a resolution approving the Company’s compensation of its executive officers (the “Say-On-Pay Resolution”); and

3.	Such other business as may properly come before the meeting or any adjournment thereof.

QUORUM AND VOTING

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 6, 2018 (the “Record Date”). On the Record Date, there were 18,103,808 shares of common stock of the Company, par value $0.18 per share (the “Common Stock”), issued and outstanding, each of which is entitled to one vote on all matters to be acted upon at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of holders of one-third of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. If the number of nominees exceeds the number of directors to be elected, then directors will be elected by a plurality of the votes cast. Otherwise, the election of each director will require the affirmative vote of the holders of a majority of the shares of Common Stock actually voted. The affirmative vote of the holders of a majority of the shares actually voted will also be required for approval of the Say-On-Pay Resolution and all other matters to come before the Annual Meeting.

Abstentions and broker non-votes will be counted solely for purposes of determining whether a quorum is present at the Annual Meeting. Pursuant to the Bylaws of the Company, abstentions and broker non-votes will not be counted in determining the number of shares voted on any matter. Therefore, abstentions and broker non-votes will have no effect on the election of directors or the approval of any other matter submitted to a vote of the shareholders at the Annual Meeting.

ELECTION OF DIRECTORS

(Item 1)

At the Annual Meeting, four directors will be elected for a term expiring at the 2019 annual meeting of the Company’s shareholders or when their successors are elected and qualify. Cumulative voting is not permitted in the election of directors. If the number of nominees exceeds the number of directors to be elected, then directors will be elected by a plurality of the votes cast. Otherwise, the election of each director will require the affirmative vote of the holders of a majority of the shares of Common Stock actually voted. An incumbent director who is nominated but does not receive the affirmative vote of a majority of the shares actually voted will continue to serve as a director until deemed removed on the earlier of (a) ninety (90) days following the date of the Annual Meeting, or (b) the date on which the remaining directors select an individual to fill the prospective vacancy.

The Board has proposed the following slate of nominees for election as directors at the Annual Meeting. None of the nominees was selected on the basis of any special arrangement or understanding with any other person. None of the nominees bears any family relationship to any other nominee or to any executive officer of the Company. The Board has determined that all of its nominees other than Mark E. Schwarz meet the current independence requirements of The Nasdaq Stock Market (“Nasdaq”).

In the absence of instructions to the contrary, shares represented by proxy will be voted for the election of each nominee named below. Each nominee has accepted nomination and agreed to serve if elected. If any nominee becomes unable to serve before election, shares represented by proxy may be voted for the election of a substitute nominee designated by the Board.

The Board recommends a vote FOR election of each nominee below.

Name	Age	Director Since	Current Position(s) with the Company
Mark E. Schwarz	57	2001	Director and Executive Chairman
Scott T. Berlin	48	2001	Director
James H. Graves	69	1995	Director
Mark E. Pape	67	2016	Director

Mark E. Schwarz was elected Executive Chairman of the Company in August, 2006. He served as Chief Executive Officer of the Company from January, 2003 until August, 2006, and as President from November, 2003 through March, 2006. Since 1993, Mr. Schwarz has indirectly controlled Newcastle Partners, L.P., a private investment firm. Mr. Schwarz presently serves as Chairman of the boards of directors of Rave Restaurant Group, Inc., an operator and franchisor of pizza restaurants; and Wilhelmina International, Inc., a model management and talent representation company. Within the past five years, Mr. Schwarz has served as a director of SL Industries, Inc., a developer of power systems used in a variety of aerospace, computer, datacom, industrial, medical, telecom, transportation and utility equipment applications. He also serves as a director of various privately held companies. The Board believes that Mr. Schwarz should serve as a director of the Company due to his extensive business and investment expertise, broad director experience and significant direct and indirect shareholdings in the Company. (See, Principal Shareholders and Stock Ownership of Management.)

Scott T. Berlin has since June, 2017 served as the President of Mason Structural Steel, LLC, a fabricator of structural steel and distributor of building products. From 2016 to 2017, he was the Director of Business Development of Ullman Oil Company, LLC, a supplier of heating oil, commercial fuels, industrial lubricants, greases and coolants. During portions of 2015, Mr. Berlin served in a financial restructuring role as President of JC Fodale Energy Services, LLC, an oilfield services company. Subsequently, in February 2016, JC Fodale Energy Services, LLC filed a voluntary petition for liquidation under Chapter 7 of the United States Bankruptcy Code. From 1997 to 2015, he was a Managing Director and principal of Brown, Gibbons, Lang & Company, an investment banking firm serving middle market companies, where he focused on the corporate finance and mergers/acquisitions practice. Prior to joining Brown, Gibbons, Lang & Company, Mr. Berlin was a lending officer in the Middle Market Group at The Northern Company. The Board believes that Mr. Berlin should serve as a director of the Company due to his general background in investment banking and his particular experience in advising public and private companies and their boards in merger, acquisition and financing transactions.

James H. Graves has been a Partner of Erwin, Graves & Associates, LP, a management consulting firm, since 2002.  He has also served as Chairman and a director of Medaxion, Inc., a healthcare technology company providing real-time anesthesia intelligence solutions, since 2010; and as a director and partner of BankCap Partners, a private equity firm focused on the U.S. financial services sector, since 2006.  From 2002 until 2006, Mr. Graves was a director, Vice Chairman and Chief Operating Officer of Detwiler, Mitchell & Co., a securities research firm.  Prior to 2002, he served as a senior executive in Dean Witter Reynolds Investment Banking Division and as the Chief Operating Officer of J.C. Bradford & Company.  Mr. Graves also presently serves as a director of FirstCash, Inc., a leading operator of retail-based pawn stores, and Atlantic Capital Bancshares, Inc., a bank holding company. Within the past five years, Mr. Graves has served as a director of Cash America International, Inc., a company operating pawn shops and jewelry stores which merged with FirstCash during 2016, and TriState Capital Holdings, Inc., a bank holding company. The Board believes Mr. Graves should serve as a director due to his executive leadership and management experience in several businesses, including large corporations and businesses within the financial services industry, his over 30 years of experience analyzing financial statements, and his experience as a director of both private and public companies, including his service as chairman of the audit committee of another public company.

Mark E. Pape has served as the Chairman of the boards of directors of H2Options, Inc., a water conservation design/installation firm, since 2009, and U.S. Rain Group, Inc., a private equity company investing in water conservation opportunities, since 2013.  He is also currently a director and chairman of the audit committee of Wilhelmina International, Inc., a model management and talent representation company. He served as the Chief Financial Officer of Oryon Technologies, Inc., a lighting technology company, from 2010 to 2014, and as a director from 2012 to January, 2014.  Oryon Technologies, Inc. filed a petition under Chapter 11 of the federal Bankruptcy Code in May 2014. Mr. Pape served as a partner at Tatum LLC, an executive services firm, from 2008 to 2009.  From 2005 to 2007, he served as Executive Vice President and Chief Financial Officer at Affirmative Insurance Holdings, Inc., a property/casualty insurance company specializing in non-standard automobile insurance, and served on its board of directors and audit committee from 2004 to 2005.  Mr. Pape served as the Chief Financial Officer of HomeVestors of America, Inc., a franchisor of home acquisition services, during 2005; as President and Chief Executive Officer of R.E. Technologies, Inc., a provider of software tools to the housing industry, from 2002 to 2005; as Senior Vice President and Chief Financial Officer of LoanCity.com, a start-up e-commerce mortgage bank, from 1999 to 2001; as Vice President-Planning for Torchmark Corporation, a life/health insurance holding company, from 1998 to 1999; as Senior Vice President and Chief Financial Officer of United Dental Care, Inc., a dental benefits insurance company, from 1995 to 1997; and as Executive Vice President and Chief Financial Officer of American Income Holding, Inc., a life insurance company, from 1991 to 1994. Previously, Mr. Pape was engaged in investment banking from 1979 to 1991 with First City National Bank of Houston, Merrill Lynch Capital Markets Group, the First Boston Corporation and then Bear, Stearns & Co. He began his career in 1974 as an auditor with KPMG LLP. He is a certified public accountant licensed in Texas. The Board believes that Mr. Pape should serve as a director due to his leadership and operational skills developed as a business executive, his background in finance and financial services, and his experience as a director of both private and public companies.

ADVISORY VOTE ON SAY-ON-PAY RESOLUTION

(Item 2)

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-21 promulgated by the Securities and Exchange Commission (“SEC”) thereunder, require the Company to (i) at least once every three years, present to the shareholders a non-binding, advisory vote on a resolution approving the compensation of certain executive officers, and (ii) at least once every six years, present to the shareholders a non-binding, advisory vote on the frequency of future resolutions to approve executive compensation. In accordance with the majority vote at the Company’s 2017 Annual Meeting of Shareholders, the Board has determined to provide the shareholders an opportunity to approve executive compensation every year. Accordingly, at the 2018 Annual Meeting the Board will submit to the shareholders for a non-binding, advisory vote the following Say-On-Pay Resolution:

“RESOLVED, that the shareholders hereby approve the compensation paid to the Company’s executive officers as disclosed pursuant to Item 402 of Regulation S-K under the heading ‘EXECUTIVE COMPENSATION’ in the Company’s 2018 Proxy Statement, including the compensation tables and narrative discussion.”

The advisory vote on the Say-On-Pay Resolution is intended to address the overall compensation of the Company’s executive officers rather than any specific element or amount of compensation. This advisory vote on the Say-On-Pay Resolution is not binding on the Board or the Company. However, the Compensation Committee will take into account the results of the advisory vote on the Say-On-Pay Resolution when considering future executive compensation arrangements.

The Board recommends a vote FOR approval of the Say-On-Pay Resolution.

A vote on the frequency of future such resolutions to approve executive compensation will be submitted to the shareholders not later than the 2023 Annual Meeting of Shareholders.

OTHER BUSINESS

(Item 3)

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as they in their discretion may deem appropriate, unless they are directed by the proxy to do otherwise.

BOARD OF DIRECTORS

Leadership Structure and Risk Oversight

Mark E. Schwarz serves as the Executive Chairman of the Company. In such capacity, he functions as both the chairman of the Board and an executive officer with responsibilities for corporate strategy, capital allocation and management of the Company’s investment portfolio. Naveen Anand serves as the President and Chief Executive Officer of the Company but is not a director. The Board believes that this leadership structure is appropriate because it permits Mr. Schwarz to provide Board leadership independent of operational management, while still providing the Company the benefit of his business and investment expertise. As a result, the Board believes that all directors are able to objectively evaluate the management and operations of the Company. The Board also believes that, as a result of his significant beneficial ownership of Common Stock, Mr. Schwarz’s role as Executive Chairman enhances the focus of the Board on building shareholder value. (See, Principal Shareholders and Stock Ownership of Management.)

The Board is responsible for providing general oversight over all of the Company’s strategies, operations and affairs, including its management of risk. The Board and its standing committees regularly discuss material risk exposures, the potential impact of such exposures on the Company and the efforts of management to mitigate the identified risks. The Company has adopted enterprise risk management policies based on the Integrated Framework of the Committee of Sponsoring Organizations. Executive management periodically report on the Company’s risk management policies and practices to the Board and relevant standing committees. The Audit Committee reviews the Company’s major financial risk exposures and a number of operational, compliance and strategic risks, including steps to monitor and manage those risks. The Nomination and Governance Committee also monitors the Company’s corporate governance and certain compliance risks, while the Compensation Committee is primarily responsible for oversight of risks associated with employee relations and compensation strategy. The Board believes that its leadership structure supports the ability of the Board to effectively oversee the risk management policies and procedures of the Company.

Board Composition

The Board is presently composed of Mark E. Schwarz, Scott T. Berlin, James H. Graves and Mark E. Pape. None of these directors was selected on the basis of any special arrangement or understanding with any other person. None of these directors bears any family relationship to any other director or to any executive officer of the Company. The Board has determined that all of these directors other than Mr. Schwarz meet the current Nasdaq independence requirements. Information concerning the business experience of each of the director nominees is provided under Election of Directors.

Board Committees

Standing committees of the Board of the Company include the Audit Committee, the Nomination and Governance Committee, and the Compensation Committee. Messrs. Berlin, Graves and Pape presently serve on the standing committees set forth below. Mr. Schwarz does not presently serve on any of these standing committees.

	Audit Committee	Nomination and Governance Committee	Compensation Committee
Scott T. Berlin	X	X	X
James H. Graves	X	X	X
Mark E. Pape	X		X

Audit Committee. James H. Graves currently serves as chairman of the Audit Committee. The Board has determined that all members of the Audit Committee satisfy the current independence and experience requirements of Nasdaq and the SEC. The Board has also determined that Mr. Graves satisfies the requirements for an “audit committee financial expert” under applicable rules of the SEC and has designated Mr. Graves as its “audit committee financial expert.”

The Audit Committee oversees the conduct of the financial reporting processes of the Company, including (i) reviewing with management and the outside auditors the audited financial statements included in the Company’s Annual Report, (ii) reviewing with management and the outside auditors the interim financial results included in the Company’s quarterly reports filed with the SEC, (iii) discussing with management and the outside auditors the quality and adequacy of internal controls, and (iv) reviewing the independence of the outside auditors. (See, Audit Committee Report.) A copy of the Amended and Restated Audit Committee Charter is available for review on the Company’s website at www.hallmarkgrp.com. The Audit Committee met nine times during 2017.

Nomination and Governance Committee. Scott T. Berlin currently serves as chairman of the Nomination and Governance Committee. The Nomination and Governance Committee is responsible for advising the Board about the appropriate composition of the Board and its committees, identifying and evaluating candidates for Board service, recommending director nominees for election at annual meetings of shareholders or for appointment to fill vacancies, and recommending the directors to serve on each committee of the Board. The Nomination and Governance Committee is also responsible for periodically reviewing and making recommendations to the Board regarding corporate governance policies and responses to shareholder proposals. A copy of the Nomination and Governance Committee Charter is available for review on the Company’s website at www.hallmarkgrp.com. The Nomination and Governance Committee did not meet during 2017.

The Nomination and Governance Committee strives to identify and attract director nominees of personal integrity whose diversity of business background and experience will represent the interests of all shareholders. The Nomination and Governance Committee has not established any policy regarding specific minimum qualifications that must be met by a director nominee. However, factors considered in evaluating potential candidates include educational achievement, managerial experience, business acumen, financial sophistication, insurance industry expertise and strategic planning and policy-making skills. Depending upon the current needs of the Board, some factors may be weighed more or less heavily than others in the deliberations. The Nomination and Governance Committee evaluates the suitability of a potential director nominee on the basis of written information concerning the candidate, discussions with persons familiar with the background and character of the candidate and personal interviews with the candidate.

The Nomination and Governance Committee will consider candidates for nomination to the Board from any reasonable source, including shareholder recommendations. The Nomination and Governance Committee does not evaluate candidates differently based on the source of the proposal. The Nomination and Governance Committee has not, and has no present intention to, use consultants or search firms to assist in the process of identifying and evaluating director candidates.

Shareholders may recommend director candidates for consideration by the Nomination and Governance Committee by writing to its chairman in care of the Company’s headquarters in Fort Worth, Texas, giving the candidate's name, contact information, biographical data and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. The Nomination and Governance Committee has not implemented any formal procedures for consideration of director nominees submitted by shareholders of the Company. The Nomination and Governance Committee has not received any recommendations of nominees for election to the Board at the 2018 Annual Meeting from any person or group beneficially owning more than five percent of the Common Stock.

Compensation Committee. Mark E. Pape currently serves as chairman of the Compensation Committee. The Compensation Committee reviews, evaluates and recommends to the Board compensation policies of the Company with respect to directors, executive officers and senior management. The Compensation Committee also administers the Company’s 2005 Long Term Incentive Plan (the “2005 LTIP”) and 2015 Long Term Incentive Plan (the “2015 LTIP”). A copy of the Compensation Committee Charter is available for review on the Company’s website at www.hallmarkgrp.com. The Compensation Committee met twice during 2017.

The Compensation Committee has the authority to approve the compensation of the directors, executive officers and senior management of the Company. The Compensation Committee also has the authority to grant equity awards under the 2015 LTIP. The Compensation Committee does not delegate any of its authority to any other person. The Executive Chairman and Chief Executive Officer of the Company provide recommendations to the Compensation Committee concerning most of these compensation decisions. Neither the Company nor the Compensation Committee currently engages any consultant to assist in the review of director or executive officer compensation.

Attendance at Meetings

The Board held four meetings during 2017. Various matters were also approved by the unanimous written consent of the directors during the last fiscal year. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which such director served. The Company has no formal policy with respect to the attendance of Board members at the Annual Meeting, but encourages all incumbent directors and all director nominees to attend each annual meeting of shareholders. All of the incumbent directors attended the Company’s 2017 Annual Meeting of Shareholders.

Compensation of Directors in 2017 Fiscal Year

The Company’s standard compensation arrangement for each non-employee director is currently a $30,000 annual retainer plus a fee of $1,500 for each Board meeting attended in person or telephonically and a fee of $750 for each committee meeting attended in person or telephonically. The chairman of the Audit Committee also receives an additional $7,500 annual retainer. No other cash compensation was paid to any non-employee director during 2017. The Compensation Committee also periodically grants stock options to the directors of the Company. However, no stock options were granted to any of the non-employee directors of the Company during 2017.

The following table sets forth information concerning the compensation of the non-employee directors of the Company for the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Scott T. Berlin	44,250	—[1]	—	44,250
James H. Graves	51,750	—[1]	—	51,750
Mark E. Pape	44,250	—	—	44,250

[1]	As of December 31, 2017, exercisable options to purchase 20,000 shares of Common Stock were outstanding to each of Messrs. Berlin and Graves.

Shareholder Communications

The Board believes that, in light of the accessibility of its directors to informal communications, a formal process for shareholders to communicate with directors is unnecessary. Any shareholder communication sent to the Board, either generally or in care of the Executive Chairman, will be forwarded to members of the Board without screening. Any shareholder communication to the Board should be addressed in care of the Executive Chairman and transmitted to the Company's headquarters in Fort Worth, Texas. In order to assure proper handling, the transmittal envelope should include a notation indicating “Board Communication” or “Director Communication.” All such correspondence should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or only specified directors. The Executive Chairman will circulate all such correspondence to the appropriate directors.

EXECUTIVE OFFICERS

The following persons are currently the only executive officers of the Company:

Name	Age	Position(s) with the Company
Mark E. Schwarz	57	Executive Chairman and Director
Naveen Anand	50	President and Chief Executive Officer
Jeffrey R. Passmore	50	Senior Vice President, Chief Accounting Officer and Secretary

Each executive officer serves at the will of the Board. No executive officer was selected on the basis of any special arrangement or understanding with any other person. No executive officer bears any family relationship to any other executive officer or to any director or nominee for director of the Company. No director, nominee for director or executive officer of the Company has been involved in any legal proceedings that would be material to an evaluation of the management of the Company. Information concerning the business experience of Mark E. Schwarz is provided under Election of Directors.

Naveen Anand became President and Chief Executive Officer of the Company in September, 2014. Mr. Anand was an executive with Torus Insurance Holdings Limited from 2009 to 2013, serving first as the Global Chief Operating Officer for Torus Group before being promoted to Chief Executive Officer of Torus Americas. Previously, Mr. Anand was employed by CNA Financial Corporation where he served as Vice President from 2002 to 2005, as Senior Vice President and President of the Central Region from 2005 to 2006, as Senior Vice President and President and Chief Underwriting Officer for Commercial Insurance from 2006 to 2009, and as Chairman and President of CNA Claim Plus from 2008 to 2009. From 1988 to 2002, he was employed by Chubb Group of Insurance Companies where he began in the commercial underwriting department, was promoted to Regional Underwriting Manager in 1993, became Assistant Vice President for Commercial Lines in 1995, and rose to Vice President for Commercial Lines, New York Zone, in 1998. Mr. Anand began his insurance career in 1987 as a trainee underwriter with St. Paul Insurance Companies.

Jeffrey R. Passmore has served as Senior Vice President and Chief Accounting Officer of the Company since June, 2003, and previously served as Vice President of Business Development for the Company. Prior to joining the Company in November, 2002, Mr. Passmore had since 2000 served as Vice President and Controller of Benfield Blanch, Inc. and its predecessor E.W. Blanch Holdings, Inc., a reinsurance intermediary. From 1998 to 1999, he served E.W. Blanch Holdings, Inc. as Assistant Vice President of Financial Reporting. From 1994 to 1998, he was a senior financial analyst with TIG Holdings, Inc., a property/casualty insurance holding company. Mr. Passmore began his career as an accountant for Gulf Insurance Group from 1990 to 1993. Mr. Passmore is a certified public accountant licensed in Texas.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee. The Company’s Compensation Committee reviews, evaluates and recommends to the Board compensation policies with respect to directors, executive officers and senior management of the Company. The Compensation Committee has the authority to approve the compensation of the directors, executive officers and senior management of the Company. The Compensation Committee also has the authority to grant equity awards under the 2015 LTIP. The Compensation Committee does not delegate any of its authority to any other person. The Executive Chairman and Chief Executive Officer of the Company provide recommendations to the Compensation Committee concerning most of these compensation decisions. Neither the Company nor the Compensation Committee currently engages any consultant to assist in the review of director or executive officer compensation.

Compensation Objectives and Components. The compensation policies of the Company are intended to reinforce the Company’s annual and long-term performance objectives, reward and encourage quality performance, and assist the Company in attracting, retaining and motivating executive officers and other senior management with exceptional leadership abilities. Consistent with these objectives, the Compensation Committee has established a compensation program consisting primarily of base salary, annual bonus and equity compensation. These components of compensation are intended to reward performance, responsibility, initiative and teamwork in developing and implementing the Company’s strategic goals.

The Compensation Committee believes that competitive base salaries are a prerequisite to attracting and retaining a qualified and motivated leadership team. Annual bonuses are primarily intended to encourage performance which contributes to achieving annual and other near-term corporate objectives. Equity compensation, generally in the form of stock options or restricted stock units, is primarily intended to align the financial interests of management and directors with those of other shareholders and thereby provide incentives for achieving long-term growth in the value of the Company. The Compensation Committee strives for an appropriate balance among the elements of compensation but has not established any formula or policy for the allocation of total compensation among the base salary, annual bonus and equity compensation components. Although the Company endeavors to provide a total compensation package for its executive officers and senior management which is competitive in its segment of the insurance industry, the Compensation Committee has not engaged in any benchmarking of total compensation or any component of compensation.

Determination of Compensation. Base salaries of the Company’s executive officers and senior management are determined based on factors including scope of responsibilities, level of experience, contributions to the achievement of business objectives, leadership skills and overall management effectiveness. Base salaries are generally intended to be competitive with those offered in the markets in which the Company competes for executive talent. However, the overall assessment is primarily subjective, reflecting the level of responsibility and personal performance of the individual executive.

The Compensation Committee evaluates the propriety of discretionary annual bonuses primarily on the basis of the Company’s financial performance and the job performance of each executive officer, including characteristics of cooperation, positive attitude and teamwork in achieving corporate goals. The primary measure of the Company’s financial performance used in determining any discretionary annual bonuses is business unit and/or consolidated pre-tax income as compared to the annual budget. The Compensation Committee retains and exercises discretion with respect to whether any annual bonus is paid to a particular executive officer and, if so, the ultimate amount of such annual bonus.

The Compensation Committee believes that periodically awarding equity compensation to the executive officers and other senior management promotes the Company’s long-term performance by aligning the officers’ economic interests with shareholder value. The amounts of stock option or restricted stock units awards are based on various subjective factors primarily relating to the responsibilities of the officer and his/her past and expected future contributions to the growth and profitability of the Company. During fiscal 2017, the Compensation Committee granted an aggregate of 38,008 restricted stock units to the executive officers of the Company. All grants provided that the restricted stock units would vest and shares of the common stock become issuable on March 31, 2020, in each case if and to the extent certain targets were achieved or exceeded for the three preceding calendar years with respect to the compound average annual growth rate in the book value per share of the Common Stock and the average annual net combined ratio. The total number of shares which may ultimately become issuable with respect to the restricted stock units granted in 2017 to the executive officers ranges from zero shares, if the compound average annual growth rate in the book value per share of the Common Stock is less than 7% and the average annual combined ratio is greater than 96%, to 57,012 shares, if the compound average annual growth rate in the book value per share of the Common Stock is 13% or greater and the average annual net combined ratio is 87% or less.

Consideration of Shareholder Advisory Vote. At the Company’s 2017 annual meeting of shareholders, an advisory resolution approving the compensation of the Company’s executive officers was favored by approximately 96% of the shares voted. The Compensation Committee has considered these results in determining to continue its current compensation policies. The Compensation Committee believes that its subsequent compensation decisions have been consistent with both its existing compensation policies and the 2017 shareholder advisory vote.

Tax and Accounting Implications. Section 162(m) of the Internal Revenue Code generally imposes a $1.0 million per person annual limit on the amount the Company may deduct as compensation expense for its executive officers. The Compensation Committee has not established any policy precluding the payment of compensation in excess of the amount deductible under IRC Section 162(m). However, the compensation of all executive officers was fully deductible during fiscal 2017, and the Company does not presently anticipate that the compensation of any executive officer will exceed this limit on deductibility for fiscal 2018.

The Company accounts for all equity compensation, including awards under the 2005 LTIP and the 2015 LTIP, in accordance with Accounting Standards Codification 718 promulgated by the Financial Accounting Standards Board. Pursuant to these provisions, the grant date fair value of equity compensation is recognized pro rata over the vesting periods of the awards.

Employment Agreements

In connection with the grant of restricted stock units during 2015, the Company entered into a Confidentiality and Non-Solicitation Agreement with Messrs. Anand and Passmore pursuant to which severance is payable in an amount equal to at least six months of base salary in the event such executive officer is terminated from employment without cause. The Company does not otherwise have employment agreements with any of its executive officers.

Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2017, 2016 and 2015 concerning the compensation of the Chief Executive Officer, Chief Accounting Officer and every other person who served as an executive officer of the Company at any time during fiscal 2017 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)
Mark E. Schwarz Executive Chairman; Director	2017 2016 2015	195,000 195,000 195,000	— — —	— — —	15,569 17,507 16,728	210,569 212,507 211,728
Naveen Anand President; Chief Executive Officer	2017 2016 2015	500,000 500,000 500,000	— — 250,000	300,002 300,003 291,342	257,066 78,331 30,305	1,057,068 878,334 1,071,647
Jeffrey R. Passmore Senior Vice President; Chief Accounting Officer	2017 2016 2015	247,018 235,559 213,290	32,500 --- 73,000	87,679 82,780 65,901	16,155 18,247 16,765	383,352 336,586 368,956

[1]	Reflects the fair value of each restricted stock unit award estimated on the date of grant based on the probable outcome of certain performance conditions. These performance conditions are described in footnote 2 to Grants of Plan-Based Awards in 2017 Fiscal Year. Assumptions used in calculating the grant date fair value are included in Note 13 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2017. Assuming that the highest level of performance conditions will be achieved, the grant date fair value of the awards would be (i) $450,004, $450,005, and $437,013 for Mr. Anand’s 2017, 2016 and 2015 awards, respectively; and (ii) $131,519, $124,169 and $98,851 for Mr. Passmore’s 2017, 2016 and 2015 awards, respectively.

[2]	Represents the employee portion of life, disability and health insurance premiums paid by the Company and the Company’s matching contributions to employee 401(k) accounts. For Mr. Anand, also represents reimbursement of relocation expenses of $252,647, $71,368 and $29,057 in 2017, 2016 and 2015, respectively.

CEO Pay Ratio

Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K require the Company to disclose the median of the total annual compensation of all employees other than its principal executive officer, the total annual compensation of its principal executive officer, and the ratio of the median employee total annual compensation to the principal executive officer total annual compensation (the “CEO Pay Ratio”). The Company identified its median employee at December 31, 2017, using a measure of total cash compensation defined as the base salary, bonus, incentives, commissions and overtime pay reflected in payroll records. The cash compensation of employees hired during 2017 was annualized. At December 31, 2017, the Company’s had approximately 400 employees, all of whom were located in the United States.

After identifying its 2017 median employee, the Company calculated the median employee’s total annual compensation consistent with the calculation the 2017 total annual compensation of the Company’s executive officers as reflected in the Summary Compensation Table above. On this basis, the Company determined that the 2017 total annual compensation of its median employee was $63,586. As reflected in the Summary Compensation Table above, the 2017 total annual compensation of the Company’s President and Chief Executive Officer, Mr. Anand, was $1,057,068. Therefore, the 2017 CEO Pay Ratio was approximately 1-to-16.6. In the absence of relocation expenses reimbursed to Mr. Anand in 2017, the CEO Pay Ratio would have been approximately 1-to-12.7.

Grants of Plan-Based Awards in 2017 Fiscal Year

The following table sets forth information concerning grants of plan-based awards to the Named Executive Officers during the fiscal year ended December 31, 2017, consisting solely of restricted stock units awarded under the 2015 LTIP.

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)[1]	Target (#)[1]	Maximum (#)[1]	Grant Date Fair Value[2]
Mark E. Schwarz	—	—	—	—	—
Naveen Anand	09/05/2017	14,706	29,412	44,118	$10.20
Jeffrey R. Passmore	09/05/2017	4,298	8,596	12,894	$10.20

[1]	“Target” represents the number of restricted stock units awarded. Each restricted stock unit represents the right to receive shares of common stock upon satisfaction of vesting requirements and performance criteria. All awards vest on March 31, 2020, with 50% of the restricted stock units subject to performance criteria based on the compound average annual growth rate ("CAAGR") in book value per share and 50% of the restricted stock units subject to performance criteria based on the average annual net combined ratio (“AACR”), in each case for the three year period from January 1, 2017 to December 31, 2019. Restricted stock units based on CAAGR earn a percentage of a share of common stock per restricted stock unit, as follows: (i) CAAGR less than 7% earns 0%; (ii) 7% CAAGR earns 50%; (iii) 8% CAAGR earns 67%; (iv) 9% CAAGR earns 83%; (v) 10% CAAGR earns 100%; (vi) 11% CAAGR earns 117%; (vii) 12% CAAGR earns 133%; and (viii) 13% or greater CAAGR earns 150%. Restricted stock units based on AACR earn a percentage of a share of common stock per restricted stock unit, as follows: (i) AACR of 96% or higher earns 0%; (ii) AACR of 95% earns 50%; (iii) AACR of 94% earns 60%; (iv) AACR of 93% earns 80%; (v) AACR of 92% earns 100%; (vi) AACR of 90% earns 110%; (vii) AACR of 89% earns 120%; (viii) AACR of 88% earns 135%; and (ix) AACR of 87% or less earns 150%;

[2]	Reflects the fair value of each restricted stock unit estimated on the grant date based on the probable outcome of the performance conditions.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth information concerning all equity awards to the Named Executive Officers which were outstanding as of December 31, 2017, consisting of unexercised stock options and unvested restricted stock units granted under the 2005 LTIP and the 2015 LTIP.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Award Date[1]	Number of Unearned Shares Underlying Restricted Stock Units That Have Not Vested (#)[2]	Market Value of Unearned Shares Underlying Restricted Stock Units That Have Not Vested ($)[2,3]
	Exercisable (#)	Unexercisable (#)
Mark E. Schwarz	5,000 200,000 14,157	— — —	11.46 6.61 6.99	05/22/2018 04/01/2019 12/30/2021	—	—	—
Naveen Anand	—	—	—	—	09/08/2014 05/29/2015 08/23/2016 09/05/2017	25,880 13,124 13,147 14,706	269,928 136,883 137.123 153,384
Jeffrey R. Passmore	25,000 21,500	— —	11.46 6.61	05/22/2018 04/01/2019	05/29/2015 08/23/2016 09/05/2017	2,969 3,628 4,298	30,967 37,840 44,828

[1]	Restricted stock units awarded to Mr. Anand in 2014 vest March 31, 2018. All restricted stock units awarded in 2015 vest March 31, 2018. All restricted stock units awarded in 2016 vest March 31, 2019. All restricted stock units awarded in 2017 vest March 31, 2020.

[2]	Based on achieving the threshold performance criteria.

[3]	Based on the closing market price of the Company’s common stock of $10.43 on December 29, 2017.

Option Exercises and Stock Vesting in 2016 Fiscal Year

No stock options or restricted stock units held by the Named Executive Officers were exercised or became vested during the fiscal year ended December 31, 2017.

Equity Compensation Plan Information

The following table sets forth information regarding shares of the Common Stock authorized for issuance under the Company’s equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column (a)][1]
	(a)	(b)	(c)
Equity compensation plans approved by security holders	406,731	$7.85	1,498,971
Equity compensation plans not approved by security holders	—	—	—
Total	406,731	$7.85	1,498,971

[1]	Securities remaining available for future issuance are net of a maximum of 501,029 shares of common stock issuable pursuant to outstanding restricted stock units, subject to applicable vesting requirements and performance criteria.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management of the Company the Compensation Discussion and Analysis contained in this Proxy Statement. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee:

Mark E. Pape (chairman)

Scott T. Berlin

James H. Graves

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Pape, Berlin and Graves comprised the Compensation Committee during 2017. Messrs. Pape, Berlin and Graves have never been officers or employees of the Company. During 2017, no executive officer of the Company served on the board of directors or compensation committee of any other entity any of whose executive officers served on the Board or Compensation Committee of the Company.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The Executive Chairman of the Company, Mark E. Schwarz, is the sole trustee of the Schwarz 2012 Family Trust (“Schwarz Trust”), which entity is the sole shareholder of NCM Services, Inc. (“NCMS”), which entity is the sole member of Newcastle Capital Group, L.L.C. (“NCG”), which entity is the sole general partner of Newcastle Capital Management, L.P. (“NCM”), which entity is the sole general partner of Newcastle Partners, L.P. (“Newcastle Fund”). As a result of these relationships, Mr. Schwarz has sole investment and voting control over the shares of Common Stock beneficially owned by NCMS, NCM and the Newcastle Fund, which collectively are the largest holders of the Common Stock of the Company. (See, Principal Shareholders and Stock Ownership of Management.)

Also as a result of these relationships, the Company, Mr. Schwarz, NCG, NCM and the Newcastle Fund may be deemed a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to their respective investments in Rave Restaurant Group, Inc., an operator and franchisor of pizza restaurants in which Mr. Schwarz serves as Chairman of the board of directors. The Company presently owns $346,200 principal amount of 4% Convertible Senior Notes due 2022 issued by Rave Restaurant Group, Inc. at par value in connection with a shareholder rights offering, which notes are convertible to common stock at the rate of $2.00 per share. The Company also presently owns an aggregate of 2,246,086 shares of the common stock of Rave Restaurant Group which it acquired at an average price of $1.52 per share in the open market, in shareholder rights offerings and upon conversion of 4% Convertible Senior Notes due 2022. As a result, the Company currently beneficially owns approximately 14.9% of the total outstanding common stock of Rave Restaurant Group. The Company has no other financial transactions, arrangements or relationships with Rave Restaurant Group.

CODE OF ETHICS

The Board has adopted a Code of Ethics applicable to all of the Company’s employees, officers and directors. The Code of Ethics covers compliance with law; fair and honest dealings with the Company, its competitors and others; full, fair and accurate disclosure to the public; and procedures for compliance with the Code of Ethics. This Code of Ethics is posted on the Company’s website at www.hallmarkgrp.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership of the Common Stock with the SEC. Based solely upon information provided to the Company by individual directors, executive officers and beneficial owners, the Company believes that all such reports were timely filed during and with respect to the year ended December 31, 2017.

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date by (i) each current executive officer and director of the Company, (ii) all current executive officers and directors of the Company as a group; and (iii) each other person known to the Company to own beneficially more than five percent of the presently outstanding Common Stock. Except as otherwise indicated, (a) the persons identified in the table have sole voting and dispositive power with respect to the shares shown as beneficially owned by them, (b) the mailing address for all persons is the same as that of the Company, and (c) the current directors and executive officers have not pledged any of such shares as security.

Shareholder	No. of Shares Beneficially Owned	Percent of Class Beneficially Owned
Mark E. Schwarz[1]	5,202,872	28.4
Naveen Anand	70,900	*
Jeffrey R. Passmore[2]	50,498	*
Scott T. Berlin[3]	30,000	*
James H. Graves[3]	34,638	*
Mark E. Pape	—	—
All current executive officers and directors, as a group (6 persons)[4]	5,458,308	29.3
Newcastle Partners, L.P.[5]	3,730,432	20.6
NCM Services, Inc.[6]	949,702	5.2
Newcastle Capital Management, L.P. [7]	172,776	1.0
Cove Street Capital, LLC [8]	1,731,878	9.6
Dimensional Fund Advisors LP9	1,544,309	8.5

*	Represents less than 1%.

[1]	Includes 130,805 shares owned by Mr. Schwarz, 949,702 shares owned by NCMS, 172,776 shares owned by NCM and 3,730,432 shares owned by the Newcastle Fund. (See Certain Relationships and Transactions and Note 5, below.) Also includes 219,157 shares which may be acquired by Mr. Schwarz pursuant to stock options exercisable on or within 60 days after the Record Date.

[2]	Includes 46,500 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[3]	Includes 20,000 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[4]	Includes 305,657 shares which may be acquired pursuant to stock options exercisable on or within 60 days after the Record Date.

[5]	Does not include shares directly owned by Mark E. Schwarz, NCMS or NCM. (See Certain Relationships and Transaction and Note 1, above.)

[6]	Does not include shares directly owned by Mark E. Schwarz, NCM or the Newcastle Fund. (See Certain Relationships and Transaction and Note 1, above.)

[7]	Does not include shares directly owned by Mark E. Schwarz, NCMS or the Newcastle Fund. (See Certain Relationships and Transaction and Note 1, above.)

[8]	Per Schedule 13G/A filed February 13, 2018. Cove Street Capital, LLC shares voting and dispositive power, except for 177,805 shares over which it has no voting power. The address of Cove Street Capital, LLC is 2101 East El Segundo Boulevard, Suite 302, El Segundo, California 90245.

[9]	Per Schedule 13G/A filed February 9, 2018. Includes 59,316 shares over which Dimensional Fund Advisors LP has no voting power. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board in accordance with applicable rules of the SEC and Nasdaq. A copy of the Amended and Restated Audit Committee Charter is posted on the Company’s website at www.hallmarkgrp.com.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and is authorized to retain outside counsel, auditors or other experts for this purpose. Subject to any action that may be taken by the full Board, the Audit Committee also has the authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent registered public accountants.

The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The role of the Audit Committee is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with both management and the independent registered public accountants. The Audit Committee also discussed with the independent registered public accountants the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) AS 1301, Communications with Audit Committees. The Audit Committee received from the independent registered public accountants the written disclosures regarding independence required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accountants their independence.

Based on the Audit Committee's review and discussions with management and the independent registered public accountants, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2017.

Respectfully submitted by the Audit Committee:

James H. Graves (chairman)

Scott T. Berlin

Mark E. Pape

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young LLP (“EY”) was previously the independent registered public accounting firm for the Company. Effective August 18, 2017, EY was dismissed as the Company’s independent registered public accounting firm. The decision to change accountants was approved by the Audit Committee. During the two fiscal years ended December 31, 2016, and the subsequent interim periods preceding August 18, 2017, there were no (1) disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to EY’s satisfaction would have caused EY to make reference in connection with their opinion to the subject matter of the disagreement, or (2) “reportable events” (within the meaning of Item 304(a)(1)(v) of Regulation S-K). EY’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company provided EY with a copy of the foregoing disclosures and requested that EY furnish to the Company a letter addressed to the SEC stating whether EY agreed with such disclosures and, if not, stating the respects in which it did not agree. A copy of EY’s letter concurring with the foregoing disclosures was attached as Exhibit 16.1 to the Form 8-K filed by the Company on August 22, 2017.

On August 18, 2017, the Audit Committee engaged BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. During the two most recent fiscal years ended December 31, 2016 and 2015, and through the subsequent interim periods preceding such appointment, the Company had not consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee has selected BDO as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the 2018 fiscal year. Representatives of BDO are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from shareholders.

The following table presents fees for professional services rendered by BDO and EY for the audit or review of the Company’s consolidated financial statements for the fiscal years ended December 31, 2017 and 2016, respectively, as well as fees billed for other services rendered by BDO and EY during each period.

	BDO in Fiscal 2017	EY in Fiscal 2017	EY in Fiscal 2016
Audit Fees[1]	$800,000	$171,845	$1,401,239
Audit-Related Fees	—	—	—
Tax Fees[2]	—	$16,830	$19,000
All Other Fees[3]	—	$2,160	$2,046

[1]	Reflects fees for audit services attributable to the indicated fiscal year, a portion of which fees were paid in the subsequent fiscal year.

[2]	Tax fees in fiscal 2017 and 2016 pertained to services in connection with the review of the Company’s tax return for the prior fiscal year. Tax fees in 2016 also included evaluation of the Company’s compliance with new federal tax regulations.

[3]	All other fees in fiscal 2017 and 2016 pertained primarily to subscription to EY’s online accounting research tool year.

The current policy of the Audit Committee is to review and approve all proposed audit and non-audit services prior to the engagement of independent registered public accountants to perform such services. Review and approval of such services generally occur at the Audit Committee’s regularly scheduled quarterly meetings. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Audit Committee has delegated to its chairman the authority to approve audit and non-audit services. Any audit or non-audit services approved pursuant to such delegation of authority must be reported to the full Audit Committee at its next regularly scheduled meeting. During fiscal 2017 and 2016, all audit and non-audit services performed by BDO and EY, respectively, were in accordance with the policies and procedures established by the Audit Committee.

SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Any shareholder desiring to submit a proposal for inclusion in the proxy material relating to the 2019 annual meeting of shareholders must do so in writing. The proposal must be received at the Company's principal executive offices by December 18, 2018. In addition, with respect to any matter proposed by a shareholder at the 2019 annual meeting but not included in the Company's proxy materials, the proxy holders designated by the Company may exercise discretionary voting authority if appropriate notice of the shareholder proposal is not received by the Company at its principal executive office by March 3, 2019.

By Order of the Board of Directors,

/s/ JEFFREY R. PASSMORE

Jeffrey R. Passmore, Secretary

April 27, 2018

Fort Worth, Texas

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

HALLMARK FINANCIAL SERVICES, INC.

TO BE HELD MAY 31, 2018

The undersigned hereby appoints Mark E. Schwarz, Naveen Anand and Jeffrey R. Passmore, and each of them individually, as the lawful agents and Proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated below, all shares of Common Stock of Hallmark Financial Services, Inc. held of record by the undersigned as of April 6, 2018, at the Annual Meeting of Shareholders to be held on May 31, 2018, or at any adjournment thereof. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxies may do by virtue hereof.

1.	ELECTION OF DIRECTORS:

☐	FOR all nominees listed below (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Instructions: To withhold authority to vote for any nominee, mark the space beside the nominee's name with an "X".

Mark E. Schwarz _____	Scott T. Berlin _____	James H. Graves _____	Mark E. Pape _____

2.	ADVISORY VOTE ON RESOLUTION TO APPROVE EXECUTIVE COMPENSATION:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	OTHER BUSINESS: In their discretion, the Proxies are authorized to vote on any other matter which may properly come before the Annual Meeting or any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS PROPOSED IN ITEM 1 AND FOR THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

Please sign below exactly as your shares are held of record. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:	, 2018
Signature

Title

Signature, if held jointly:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. ☐